As filed with the Securities and Exchange Commission on June 4, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VMWARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	94-3292913
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3401 Hillview Avenue

Palo Alto, CA 94304

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

VMware, Inc. 2007 Equity and Incentive Plan

(Full Title of the Plan)

Rashmi Garde

Vice President and General Counsel

VMware, Inc.

3401 Hillview Avenue

Palo Alto, CA 94304

(650) 427-5000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A common stock, $0.01 par value per share	20,000,000	$29.90	$598,000,000	$33,368.40

(1)	The VMware, Inc. 2007 Equity and Incentive Plan, as amended (the “2007 Plan”) authorizes the issuance of 100,000,000 shares of the Registrant’s Class A common stock, par value $0.01, of which 20,000,000 shares are being registered hereunder and 80,000,000 have been previously registered. In accordance with Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock which become issuable under the 2007 Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act based on the average of the high and low prices of the Registrant’s common stock reported on the New York Stock Exchange on May 28, 2009, which was $29.90.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by VMware, Inc. (referred to herein as “we,” “our” or “us”) for the purpose of registering an additional 20,000,000 shares of our Class A common stock, par value $.01 per share (the “Common Stock”), that may be issued pursuant to awards granted under the 2007 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We are not filing or including in this Registration Statement on Form S-8 the information called for in Part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we have filed with the Commission:

(1)	The description of the Common Stock contained in our Registration Statement on Form 8-A, filed with the Commission on July 27, 2007, including any amendments or reports filed for the purpose of updating such description;

(2)	Annual Report on Form 10-K filed with the Commission on February 26, 2009 for the fiscal year ended December 31, 2008;

(3)	Quarterly Report on Form 10-Q filed with the Commission on May 7, 2009 for the fiscal quarter ended March 31, 2009; and

(4)	Current Reports on Form 8-K filed with the Commission on January 6, 2009, January 21, 2009 and May 28, 2009.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. A Current Report on Form 8-K furnished to the Commission shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The legality of the shares of Common Stock being registered pursuant to this Registration Statement will be passed upon for the Registrant by Rashmi Garde, Vice President and General Counsel of the Registrant. Ms. Garde holds options to purchase Common Stock and owns shares of Common Stock and is eligible to participate in the Registrant’s stock option and stock purchase plans, including the 2007 Plan.

Item 6.	Indemnification of Directors and Officers.

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not eliminate or limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law (the “DGCL”) for unlawful payment of dividends or stock purchases or redemptions or (4) any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides that, to the fullest extent of Delaware law, none of our directors will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if: (1) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if the person is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must also indemnify a present or former director or officer who has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue or matter therein, against expenses, including attorneys’ fees, actually and reasonably incurred by him or her. Expenses, including attorneys’ fees, incurred by a director, officer, employee or agent, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon, in the case of a current director or officer, receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and the advancement of expenses is not exclusive of any other rights a person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our certificate of incorporation and bylaws generally provide for mandatory indemnification of directors and officers to the fullest extent permitted by law. We have also entered into indemnification agreements with our directors and executive officers in the form filed as an exhibit to our Registration Statement on Form S-1 (Registration No. 333-142368) that will generally provide for mandatory indemnification to the fullest extent permitted by law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit	Description

5.1	Opinion of Rashmi Garde, Vice President and General Counsel to the Registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Rashmi Garde, Vice President and General Counsel to the Registrant (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney included on the signature pages to this Registration Statement.

99.1	VMware, Inc. 2007 Equity and Incentive Plan, as amended.

Item 9.	Undertakings.

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, VMware, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palo Alto, State of California, on June 4, 2009.

VMWARE, INC.

By:	/s/ Paul Maritz
Name:	Paul Maritz
Title:	President and Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, the undersigned hereby constitute and appoint Paul Maritz, Tod Nielsen, and Mark S. Peek and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Maritz Paul Maritz	President and Chief Executive Officer, (principal executive officer) and Director	June 4, 2009

/s/ Mark S. Peek Mark S. Peek	Senior Vice President and Chief Financial Officer (principal financial officer, principal accounting officer)	June 4, 2009

/s/ Joseph M. Tucci Joseph M. Tucci	Chairman of the Board of Directors	June 4, 2009

/s/ Michael W. Brown Michael W. Brown	Director	June 4, 2009

/s/ John R. Egan John R. Egan	Director	June 4, 2009

/s/ David I. Goulden David I. Goulden	Director	June 4, 2009

/s/ Renee J. James Renee J. James	Director	June 4, 2009

/s/ Dennis D. Powell Dennis D. Powell	Director	June 4, 2009

/s/ David N. Strohm David N. Strohm	Director	June 4, 2009

INDEX TO EXHIBITS

Exhibit	Description

5.1	Opinion of Rashmi Garde, Vice President and General Counsel to the Registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Rashmi Garde, Vice President and General Counsel to the Registrant (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney included on the signature pages to this Registration Statement.

99.1	VMware, Inc. 2007 Equity and Incentive Plan, as amended.